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                                                                     EXHIBIT 23

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Heller Financial, Inc.

  As independent public accountants, we hereby consent to the incorporation of our report dated January 18, 1999 (except with respect to the matters discussed in Note 25, as to which the date is February 15, 1999) included in this Form 10-K/A at page 56, into the Company's previously filed Registration Statement on Form S-3 No.
333-58723.

/s/ Arthur Andersen LLP

Chicago, Illinois
March 11, 1999